Exhibit 4(d)
EXECUTION COPY
AMENDMENT NO. 1 AND WAIVER NO. 1
     AMENDMENT NO. 1 (this “Amendment and Waiver”), dated as of May 24, 2005, under the Credit Agreement, dated as of July 29, 2003, among Saga Communications, Inc. (the “Borrower”), the Lenders party thereto, Union Bank of California, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified, the “Credit Agreement”).
RECITALS
     A. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings as therein defined.
     B. On March 8, 2005, Tidewater Communications, LLC, a wholly-owned Subsidiary of the Borrower and a Subsidiary Guarantor, formed Force 5 Licenses LLC (“Force 5”) as a Delaware limited liability company but did not notify the Administrative Agent thereof within the ten day period required by Section 6.12 of the Credit Agreement. The Borrower intends to designate Force 5 as an Unrestricted Subsidiary and accordingly has requested that the Required Lenders and the Administrative Agent agree to waive the failure of the Borrower to comply with such notice requirement. In addition, in view of the fact that the Compliance Certificate in respect of the fiscal quarter ending March 31, 2005 will be delivered on or before May 31, 2005, the Borrower has requested that the Required Lenders and the Administrative Agent agree to waive the requirement of Section 7.4(k)(iv) of the Credit Agreement that the Borrower deliver a certificate of a Financial Officer attaching a calculation (in reasonable detail) of the covenants contained in Sections 7.12 of the Credit Agreement on a pro forma basis giving effect to the designation of Force 5 as an Unrestricted Subsidiary.
     C. The Borrower has requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement upon the terms and conditions contained in this Amendment and Waiver, and the Lenders and the Administrative Agent are willing so to agree.
     Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:
     1. The Lenders signing below hereby waive (i) the failure of the Borrower to notify the Administrative Agent of the formation of Force 5 within the ten day period required by Section 6.12 of the Credit Agreement and (ii) the requirement of Section 7.4(k)(iv) of the Credit Agreement that the Borrower deliver a certificate of a Financial Officer attaching a calculation (in reasonable detail) of the covenants contained in Section 7.12 of the Credit Agreement on a pro forma basis giving effect to the designation of Force 5 as an Unrestricted Subsidiary.
     2. The following definition is hereby added to Section 1.1 of the Credit Agreement in its appropriate alphabetical order:
     “Amendment No. 1 and Waiver No. 1 Effective Date” means the date on which Amendment No. 1 and Waiver No. 1, dated as of May 24, 2005, to the Credit Agreement is effective in accordance with its terms.
     3. The pricing grid in the definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

When the Leverage Ratio is:

greater than or			Eurodollar Margin
equal to	and less than	ABR Margin	and LC Fee
4.50:1.00		0.375%	1.625%
4.00:1.00	4.50:1.00	0.125%	1.375%
3.50:1.00	4.00:1.00	0.000%	1.250%
3.00:1.00	3.50:1.00	0.000%	1.125%
2.50:1.00	3.00:1.00	0.000%	1.000%
	2.50:1.00	0.000%	0.750%
     4. Section 7.8(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (i) the Borrower may declare and pay cash dividends in respect of its Equity Interests and/or repurchase its Equity Interests in an aggregate amount not in excess of $40,000,000 during the period from the Amendment No. 1 and Waiver No. 1 Effective Date through the Maturity Date; provided that the Administrative Agent shall have received a certificate of a Financial Officer, attaching a calculation (in reasonable detail) of the covenants contained in Sections 7.12 on a pro forma basis giving effect to the payment of such dividend or the repurchase of such Equity Interests; and
     5. Paragraph 1 hereof shall not be effective until such time as the following conditions are satisfied:
     (a) the Administrative Agent (or its counsel) shall have received from the Borrower, each other Loan Party and Required Lenders either (i) a counterpart of this Amendment and Waiver signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment and Waiver) that such Person has signed a counterpart of this Amendment and Waiver;
     (b) the Administrative Agent (or its counsel) shall have received from the Borrower a certificate of a Financial Officer (i) attaching a copy of a resolution of the Borrower’s board of directors designating Force 5 as an Unrestricted Subsidiary, (ii) certifying that the conditions set forth in Section 10.14 of the Credit Agreement have been satisfied (or waived in accordance with the provisions of this Amendment and Waiver) with respect to such designation, (iii) certifying that no Default shall have occurred and be continuing (after giving effect to this Amendment and Waiver), and (iv) the Borrower would be in compliance with Section 7.4(k) of the Credit Agreement (other than the provisions of Section 7.4(k)(iv) of the Credit Agreement which have been waived pursuant to this Amendment and Waiver).
     6. Paragraphs 2 through and including 4 hereof shall not be effective until such time as the following conditions are satisfied:
     (a) the Administrative Agent (or its counsel) shall have received from the Borrower, each other Loan Party and each Credit Party either (i) a counterpart of this Amendment and Waiver signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative

Agent (which may include facsimile transmission of a signed signature page of this Amendment and Waiver) that such Person has signed a counterpart of this Amendment and Waiver;
     (b) the Administrative Agent (or its counsel) shall have received, for the account of each Lender which has executed and delivered this Amendment and Waiver on or before 5:00 p.m. (New York time) on the date hereof, an amendment fee equal to 0.05% of such Lender’s Revolving Commitment as in effect on the date hereof;
     (c) all other fees and expenses payable in connection with this Amendment and Waiver, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced, shall have been paid; and
     (d) the Administrative Agent shall have received such other documentation and assurances as it shall reasonably request in connection with this Amendment and Waiver.
     7. The Borrower hereby (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and admits that it has no defense to or offset against any such obligation, (b) represents and warrants that after giving effect to this Amendment and Waiver, no Default has occurred and is continuing, and (c) represents and warrants that all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before and after giving effect to this Amendment and Waiver (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date). By signing below, each Subsidiary Guarantor consents to this Amendment and Waiver.
     8. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment and Waiver to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually executed counterpart.
     9. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no waiver herein in respect of any term or condition of any Loan Document shall be deemed to be a waiver or other modification in respect of any other term or condition of any Loan Document.
     10. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver No. 1 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SAGA COMMUNICATIONS, INC.

By:

Name:

Title:

CONSENTED TO AND AGREED:
SAGA RADIO NETWORKS, LLC
SAGA BROADCASTING, LLC
SAGA COMMUNICATIONS OF NEW ENGLAND, LLC
SAGA QUAD STATES COMMUNICATIONS, LLC
TIDEWATER COMMUNICATIONS, LLC
FRANKLIN COMMUNICATIONS, INC.
SAGA COMMUNICATIONS OF ILLINOIS, LLC
LAKEFRONT COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF SOUTH DAKOTA, LLC
SAGA COMMUNICATIONS OF NEW HAMPSHIRE, LLC
SAGA COMMUNICATIONS OF ARKANSAS, LLC
SAGA COMMUNICATIONS OF NORTH CAROLINA, LLC
SAGA COMMUNICATIONS OF TUCKESSEE, LLC
SAGA COMMUNICATIONS OF MILWAUKEE, LLC
SAGA COMMUNICATIONS OF IOWA, LLC
SAGA COMMUNICATIONS OF CHARLOTTESVILLE, LLC

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

THE BANK OF NEW YORK, individually, as Issuing Bank and as Administrative Agent

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

UNION BANK OF CALIFORNIA, N.A., individually and as Syndication Agent

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

FLEET NATIONAL BANK, individually and as Documentation Agent

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

BANK OF SCOTLAND

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

NATIONAL CITY BANK OF THE MIDWEST

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

STANDARD FEDERAL BANK N.A.

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

SUNTRUST BANK

By:

Name:

Title:

SAGA COMMUNICATIONS, INC.
AMENDMENT NO. 1 AND WAIVER NO. 1

HARRIS NESBITT FINANCING, INC.

By:

Name:

Title: